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                                                                     Exhibit (j)






                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use of our report dated January 30, 1998 on the financial
statements and financial highlights of Triflex Fund, Inc.   Such financial
statements and financial highlights appear in the 1997 Annual Report to Shareholders which appears in the Statement of Additional Information filed in the Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A
of Triflex Fund, Inc.   We also consent to the references to our Firm in the
Registration Statement and Prospectus.




                                                       TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
DECEMBER 21, 1998